                                                                     EXHIBIT 4.2

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OF PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS ANY INTEREST HEREIN, TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATION REFERRED TO BELOW. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

7.00% SERIES C CUMULATIVE                              7.00% SERIES C CUMULATIVE
REDEEMABLE PREFERRED SHARES                          REDEEMABLE PREFERRED SHARES

                          WEINGARTEN REALTY INVESTORS
                     A Texas Real Estate Investment Trust


        Number                                                   Shares
         P 1                                                    2.300,000
---------------------                                     ---------------------
                                                             Cusip 948741 400
THIS CERTIFICATE IS TRANSFERABLE                          SEE REVERSE FOR
IN NEW YORK, NEW YORK AND RIDGEFIELD PARK, N.J.           CERTAIN DEFINITIONS

THIS CERTIFIES THAT                     CEDE & CO.

Is the owner of                         2,300,000

FULLY-PAID AND NON-ASSESSABLE SHARES, PAR VALUE $.03 PER SHARE OF 7.00% SERIES C
                   CUMULATIVE REDEEMABLE PREFERRED SHARES OF

                          WEINGARTEN REALTY INVESTORS

transferable on the books of the Company by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

     Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

DATED:    January 21, 1999
COUNTERSIGNED AND REGISTERED
CHASEMELLON SHAREHOLDER SERVICES, L.L.C., TRANSFER AGENT AND REGISTRAR                   ---------------------------------------
                                                                                         SENIOR VICE PRESIDENT

     By:
        -------------------------------------                                            --------------------------------------
          AUTHORIZED OFFICER                                                             SECRETARY

                          WEINGARTEN REALTY INVESTORS

     This Certificate and the shares represented hereby are subject in all respects to the laws of the State of Texas and to the Declaration of Trust and Bylaws of the Trust and any amendments thereto. The Declaration of Trust, as amended, provides that no shareholder shall have any preemptive rights to acquire unissued or treasury shares of the Trust. The Declaration of Trust also restricts the transfer of the shares and beneficial interest evidenced by this Certificate in connection with the qualification of the Trust as a real estate investment trust. Copies of the Trust's Declaration of Trust are on file with the Harris County, Texas, County Clerk and will be furnished to any shareholder of record without charge upon written request to the Trust at the principal place of business or registered office.

     The Trust will furnish a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of each class which the Trust is authorized to issue and the difference in the relative rights and preferences between the shares of each series of any preferred class to the extent they have been set and the authority of the trust managers to set the relative rights and preferences of subsequent series to any holder of shares without charge on written request to the Trust at its principal place of business or registered office.

     For value received, ________________________________ hereby sell(s), assign(s) and transfer(s) unto

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Please print or type write name and address of assignee

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Please insert Social Security or other identifying number of assignee


______________________________________ Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

______________________________________ Attorney, to transfer the said stock on the books of the within-named Company with full power of substitution in the premises.

Dated _____________________


                                      ----------------------------------------
                                      NOTICE: THE SIGNATURE OF THE ASSIGNMENT
                                      MUST CORRESPOND WITH THE NAME AS WRITTEN
                                      UPON THE FACE OF THE CERTIFICATE IN EVERY
                                      PARTICULAR WITHOUT ALTERATION OR
                                      ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE GUARANTEED:


________________________________
THE SIGNATURE(S) SHOULD
BE GUARANTEED BY AN ELIGIBLE
GUARANTOR INSTITUTION (BANKS,
STOCKBROKERS, SAVINGS AND LOAN
ASSOCIATIONS AND CREDIT UNIONS
WITH MEMBERSHIP IN AN APPROVED
SIGNATURE GUARANTEE MEDALLION
PROGRAM), PURSUANT TO RULE 17AD-15
UNDER THE SECURITIES EXCHANGE
ACT OF 1934.